                                                                    Exhibit 21.1

                                 Subsidiaries
                                 ------------

                              State or other Jurisdiction of
Subsidiary                    Incorporation or Organization
----------                    ------------------------------
Algety Telecom S.A.                      France

Baylight Network, Inc.                   Delaware

Corvis Canada, Inc.                      Quebec
